FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W


                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

                                                         A MEMBER OF GLOBALEX
                                                      WITH MEMBER OFFICES IN

   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
   JACKSONVILLE                   TELEX 26-819                      FRANKFURT
   ORLANDO                                                             LONDON
   TALLAHASSEE                  (FOLEY LARD MIL)                        PARIS
   TAMPA                                                            SINGAPORE
   WEST PALM BEACH          FACSIMILE (414) 297-4900                STUTTGART
                                                                       TAIPEI
                              WRITER'S DIRECT LINE



                               September 15, 1995




   Oshkosh Truck Corporation
   2307 Oregon Street
   P.O. Box 2566
   Oshkosh, Wisconsin 54903

   Gentlemen:

             We have acted as counsel for Oshkosh Truck Corporation, a Wisconsin corporation (the "Company"), in connection with the preparation of a Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 450,000 shares (the "Class B Common Stock") of the Company's Class B common stock, $.01 par value, which may be issued pursuant to the Oshkosh Truck Corporation 1990 Incentive Stock Plan, as amended (the "Plan").

             In this regard, we have examined: (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and By-Laws, as amended to date; (iii) copies of certified resolutions of the Board of Directors of the Company authorizing the delivery of shares of Class B Common Stock pursuant to the Plan; and (iv) such other proceedings, documents and records as we have deemed necessary for purposes of giving this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Class B Common Stock, whether newly issued or treasury shares, when delivered by the Company in the manner and for the consideration contemplated in the Plan, will be legally issued, fully paid and nonassessable, except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretations thereof.

             We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,

                                      /s/ FOLEY & LARDNER

                                      FOLEY & LARDNER